EXHIBIT 99.1

GT Announces Realignment of Manufacturing, Engineering and Supply Chain Resources

Actions Result in $13.4 Million of One-Time Charges

MERRIMACK, N.H., June 30, 2014 (GLOBE NEWSWIRE) -- GT Advanced Technologies Inc., (Nasdaq:GTAT), today announced a realignment of its manufacturing, engineering and supply chain resources to optimize effectiveness across its increasingly diversified business portfolio. The actions taken will align previously centralized personnel and operational resources directly with the company's various businesses, which include the rapidly ramping Arizona based sapphire materials business and expanding equipment businesses with applications ranging from solar and LED to power electronics, consumer electronics and industrial. In connection with these steps, GT expects to recognize cash charges of approximately $1.8 million and non-cash charges of approximately $11.6 million over its second and third quarters.

As part of the action, and as previously announced, GT is focusing its Salem, MA sapphire facility exclusively on high volume, low cost ASF® sapphire crystal growth. As part of this initiative, the company is moving most of its sapphire fabrication activities to its Mesa, Arizona operation. The majority of the $13.4 million of one-time charges being taken this quarter are related to this move.

In addition, while keeping in-house its most important process development, software, and controls engineering along with other critical IP domain expertise, the company will outsource more routine, non-proprietary engineering functions to third parties on an as needed basis. The company is also discontinuing its Kyropoulous sapphire growth program given the limited market it now sees for the KY platform.

"GT has transformed itself into a highly diversified organization that serves a wide range of markets," said Tom Gutierrez, president and CEO. "This realignment positions our key resources in the geographies where they are likely to be most effective allowing the company to optimize its R&D skill mix and better take advantage of growth opportunities across our many business segments.

"The emphasis here is on efficient use of the company's capital as we drive to accelerate new technology to market, rather than pure cost reduction. As such, we expect to re-invest most if not all of the cost savings derived from the realignment in our most promising growth programs," Gutierrez concluded.

While these actions have resulted in the elimination of approximately 70 positions, the company's employment base continues to grow and reached an all-time high of more than 1100 employees as of the end of June, with over 1000 of those positions in the US. In addition, the company now has several hundred temporary employees, primarily in the US.

Total one-time charges are expected to include approximately $4.5 million related to asset impairments, $4.3 million in facilities-related charges, $2.8 million related to inventory and $1.8 million for severance costs in connection with the elimination of approximately 70 positions. These charges, which will be reflected in the company's GAAP results, are not expected to impact the company's non-GAAP financial results.

The company will provide additional details during its Q2 CY2014 earnings call, which is scheduled for August 5, 2014 at 8am ET. Dial in and webcast details for the earnings call will be released in the coming weeks.

About GT Advanced Technologies Inc.

GT Advanced Technologies Inc. is a leading diversified technology company producing advanced materials and innovative crystal growth equipment for the global consumer electronics, power electronics, solar and LED industries. Its technical innovations accelerate the use of advanced materials, enabling a new generation of products across a diversified set of global markets. For additional information about GT Advanced Technologies, please visit www.gtat.com.

Forward-Looking Statements

Certain of the information in this press release relates to the Company's future expectations, plans, products and prospects for its business and industry that constitute "forward-looking statements" for the purposes of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding: realignment of the Company's manufacturing, engineering and supply chain resources are expected to (i) result in approximately $13.4 million of one-time charges and (ii) optimize effectiveness across the Company's increasingly diversified business portfolio; the Company is rapidly ramping its Arizona-based sapphire materials business and has expanding equipment businesses; the Company expects to recognize cash charges of approximately $1.8 million and non-cash charges of approximately $11.6 million over its second and third quarters; the majority of the expected $13.4 million of one-time charges being taken this quarter are related to moving most of the Company's sapphire fabrication activities to its Mesa, Arizona operation;  the Company will outsource its more routine, non-proprietary engineering functions to third parties on an as needed basis; the realignment positions the Company's key resources in the geographies where they are likely to be most effective allowing the Company to optimize its R&D skill mix and better take advantage of growth opportunities across the Company's many business segments; the Company is focusing on efficient use of its capital as the Company drives to accelerate new technology to market, rather than pure cost reduction; the Company expects to re-invest most if not all of the cost savings derived from the realignment in its most promising growth programs; the Company's employment base continues to grow; total one-time charges are expected to include approximately $4.5 million related to asset impairments, $4.3 million in facilities-related charges, $2.8 million related to inventory and $1.8 million for severance costs; the charges, which will be reflected in the company's GAAP results, are not expected to impact the company's non-GAAP financial results; and any expected benefits of the realignment.  These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company's control, which could cause actual events to differ materially from those expressed or implied by the statements. Factors that may cause actual events to differ materially from those expressed or implied by our forward-looking statements include: the amount of charges are larger than expected or occur in earlier or later quarters than expected; the Company being able to recognize the benefits of corporate realignments; Company not being able to commercialize its current technology or technology under development; the Company may not recognize any benefits from its arrangement with Apple; the Company's arrangement with Apple may not result in actual revenue in the originally anticipated period or at all, which could reduce our revenue, profitability and liquidity; the Company's ability to transition its business to being a sapphire material and equipment provider; Apple purchasing sufficient quantities under its arrangements with the Company; the Company complying with the provisions of its arrangements with Apple;the Company's products not performing as expected; the Company's products not having the expected impact on its industries; the Company's ability to complete development of and commercialize any new products; the impact of continued decreased demand and/or excess capacity in the markets for the output of the Company's equipment; general economic conditions and the tightening credit markets having an adverse impact on demand for the Company's products; limited sales of PV and other equipment products;  the possibility that changes in government incentives may reduce demand for polysilicon and solar products, which would, in turn, reduce demand for certain of our equipment;  technological changes could render existing or proposed products or technologies obsolete; the Company may be unable to protect its intellectual property rights or may violate intellectual property rights of third parties;  competition from other manufacturers may increase;  exchange rate fluctuations and conditions in the credit markets and economy may reduce demand for the Company's products and various other risks as outlined in GT Advanced Technologies Inc.'s filings with the Securities and Exchange Commission, including the statements under the heading "Risk Factors" in the Company's quarterly report on Form 10-Q for the period ended March 29, 2014 and its annual report on Form 10-K for the fiscal year ended December 31, 2014. Statements in this press release should be evaluated in light of these important factors. The statements in this press release represent GT Advanced Technologies Inc.'s expectations and beliefs as of the date of this press release. GT Advanced Technologies Inc. anticipates that subsequent events and developments may cause these expectations and beliefs to change. GT Advanced Technologies Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: Media
         GT Advanced Technologies
         Jeff Nestel-Patt
         jeff.nestelpatt@gtat.com
         (603) 204-2883

         Investors/Analysts
         GT Advanced Technologies
         Ryan Flaim
         ryan.flaim@gtat.com
         603-681-3869